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                                                                      EXHIBIT 16



November 19, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of the amendment to Form 8-K dated November 19, 1998, of New South Bancshares, Inc. and are in agreement with the statements contained in the
(a), (c), (d), (e) and (f) paragraphs on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                       Ernst & Young LLP
                                       Birmingham, Alabama